STOCK PURCHASE AGREEMENT

                                    BETWEEN

                             VISTA ACQUISITION LLC

                                      AND

                               EYECITY.COM, INC.

                                Janaury 1, 2002

                            STOCK PURCHASE AGREEMENT

         Agreement entered into as of January 1, 2002, by and between Vista Acquisition LLC, a Delaware limited liability company organized under the laws of Delaware ("Vista"), Mark H. Levin, an individual residing at 51 Cricket Club Drive, Roslyn, New York 11576Levin"), Ocular Insight Corp., a Florida corporation ("Ocular"), Paxton Ventures Corp., a New York Corporation ("Paxton") (Vista, Levin, Ocular and Paxton are referred to collectively as the "Sellers") and Eyecity.Com, Inc. a Delaware corporation ("EyeCity" or the "Buyer"). The Buyer and the Sellers are referred to collectively herein as the "Parties." Instant Vision, Inc. a Pennsylvania corporation ("Instant Vision") is hereby made a party hereto with respect to certain covenants, representations and warranties set forth below.

         WHEREAS, pursuant to a Stock and Note Purchase Agreement dated as of October 1, 2001, Vista purchased from Trilon Dominion Partners, LLC ("Trilon") an aggregate of 4,599,500 shares of Instant Vision common stock and converted a convertible note of Instant Vision into 5,376,180 shares of Instant Vision common stock (the "IV Common Stock") and Levin, Paxton and Ocular purchased notes owed by Instant Vision to Trilon in the aggregate principal amount of $5,000,000 (the "Notes"); and

         WHEREAS, Levin, Ocular and Paxton have converted $4,000,000 of the principal of the Notes into 453,761 shares of Instant Vision preferred stock (the "IV Preferred Stock"), each share convertible into 88.152 shares of IV Common Stock; and

         WHEREAS, Vista owns collectively 9,975,680 shares of the outstanding IV Common Stock (the "Seller's Common Shares") and the other Sellers (the "Preferred Sellers") own collectively 453,761 shares of IV Preferred Stock (the "Sellers' Preferred Shares, collectively with the Seller's Common Shares the "Sellers' Securities"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the Sellers' Securities on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions. The following terms shall have the following meanings in this Agreement and correlative terms shall have correlative meanings.

         "Adverse Consequences" means all claims, demands, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney fees and expenses.

         "Affiliate" of a Person means another Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person (for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise; or (b) who is a director or officer of a corporation, general partner of a partnership, manager of a limited liability company, trustee of a trust or other Person who exercises managerial authority with respect to the subject Person; or (c) who owns (or has the discretionary right to acquire) 10% or more of the equity interests (including without limitation capital stock or partnership, membership or beneficial interests) of the subject Person.

         "Agreement" means this Agreement and the Schedules and Exhibits appended hereto.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Closing Documents" has the meaning set forth in ss.4(d) below.

         "Buyer's Common Shares" has the meaning set forth in ss.3(a) below.

         "Buyer's Preferred Shares" has the meaning set forth in ss.3(b) below.

         "Buyer's Common Stock" has the meaning set forth in ss.3(a) below.

         "Closing" has the meaning set forth in ss.4(a) below.

         "Closing Date" has the meaning set forth in ss.4(a) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contemplated Transactions" means all the transactions contemplated by this Agreement, including (a) the execution, delivery, and performance of the Sellers' Closing Documents and the Buyer's Closing Documents and (b) the performance by the Buyer and the Sellers of their respective covenants and obligations under this Agreement.

         "Contracts" means all written contracts to which Instant Vision is a party, the performance of which will involve consideration in excess of $1,000 annually.

         "Employee" means an individual employed by Instant Vision, either as of the date of this Agreement or as of the Closing Date, as the case may be.

         "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other material employee benefit plan, program or arrangement of any kind.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means each entity, which is treated as a single employer with a Seller for purposes of Code ss.414.

         "Exhibit" means an exhibit appended to this Agreement.

         "Financial Statements" has the meaning set forth in ss.6(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Entity" means any federal, state, foreign, or local governmental or regulatory authority, department, agency, commission, court, taxing authority, body, or other governmental entity (including any subdivision of any of the foregoing), including any entity exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report or claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

          "Instant Vision" has the meaning set forth in the preface above.

         "Most Recent Financial Statements" has the meaning set forth in ss.6(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Notes" has the meaning set forth in the Preface.

         "Notices" has the meaning set forth in ss.10(g) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person"  means  an  individual,  a  partnership,  a  corporation,   an
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

         "Preferred Sellers" has the meaning set forth in the preface above.

         "Purchased Securities" has the meaning set forth in ss.3(b) below.

         "Purchase Price" has the meaning set forth in ss.3 below.

         "Retained Notes" means the $1,000,000 in principal of the Notes not converted by Levin, Ocular and Paxton into the IV Preferred Sock.

         "Schedule" means a Schedule appended to this Agreement.

         "Securities Act" means the Securities Act of 1933.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Sellers' Closing Documents" has the meaning set forth in ss.4(c) below.

         "Seller's Common Shares" has the meaning set forth in the preface above.

         "Sellers' Securities" has the meaning set forth in the preface above.

         "Sellers' Preferred Shares" has the meaning set forth in the preface above.

         "Stock Power" means the stock power with respect to the transfer of the Sellers' Securities, to be executed and delivered by the Sellers at the Closing, substantially in the form of Exhibit E hereto.

         "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any Governmental Entity, including income, excise, property, sales use, transfer, franchise, payroll, windfall or other profits, alternative minimum, gross receipts, intangibles, capital stock, estimated, employment, unemployment compensation, ad valorem, stamp, value added or gains taxes, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, declaration, report, or claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "Trilon" has the meaning set forth in the preface above.

         2.    Basic Transaction.

         (a) Purchase and Sale of Seller's Common Shares. On and subject to the terms of this Agreement, the Buyer agrees to purchase from Vista and Vista agrees to sell to the Buyer, in accordance with its interest as set forth on the Schedule of Sellers appended hereto as Schedule 2(a), all of its right, title and interest in and to the Seller's Common Shares owned by it for the consideration specified in ss.3(a) below.

         (b) Purchase and Sale of Sellers' Preferred Shares. On and subject to the terms of this Agreement, the Buyer agrees to purchase from the Preferred Sellers, and the Preferred Sellers agree to sell to the Buyer, in accordance with their respective interests as set forth on Schedule 2(a), all of their right, title and interest in and to the Sellers' Preferred Shares for the consideration specified in ss.3(b) below.

3.       Purchase Price.

         (a) Consideration for Seller's Common Shares. In consideration for the transfer and sale of the Seller's Common Shares to the Buyer, the Buyer will issue to Vista 9,599,500 shares (the "Buyer's Common Shares") of its common stock, par value $0.001 per share (the "Buyer's Common Stock").

         (b) Consideration for Sellers' Preferred Shares. In consideration for the transfer and sale of the Sellers' Preferred Shares to the Buyer, the Buyer will (i) issue to the Preferred Sellers, in accordance with their respective interests as set forth on Schedule 2(a), 907,522 Shares of the Buyer's Convertible Preferred Stock (the "Buyer's Preferred Shares" and collectively with the Buyer's Common Shares the "Purchased Securities"), each Buyer's

Preferred Share to be convertible at the option of the holder thereof into 400 shares of the Buyer's Common Stock and to have voting rights equal to 400 shares of Buyer's Common Stock as set forth in The Designation of Rights and Preferences of the Eyecity.com, Inc. Preferred Stock appended hereto as Schedule 3(b); and (ii) guarantee the payment of the Retained Notes (the "Guaranty") and secure the Guaranty with the Seller's Common Shares and the Sellers' Preferred Shares (collectively, the "Collateral). The Guaranty is a guaranty of payment and not collection and, accordingly, the Preferred Sellers shall not be required to commence, prosecute or exhaust collection efforts or exercise remedies against Instant Vision before making demand on the Buyer pursuant to the Guaranty. The Buyer agrees to take such actions and execute such documents, including but not limited to a security agreement in the form appended hereto as Exhibit B, as may reasonably be required to effect the Guaranty and perfect the security interest in the Collateral.

         4.    The Closing.

         (a) The Closing. The closing of the Contemplated Transactions (the "Closing") shall take place upon satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (b) Payment of Purchase Price. The Buyer will pay to the Sellers in accordance with their respective interests as set forth on Schedule 2(a), at the Closing the Purchase Price by delivery of Buyer's Common Shares against delivery of the Seller's Common Shares to the Buyer and the Buyer's Preferred Shares against delivery of the Sellers' Preferred Shares to the Buyer.

         (c) Deliveries by the Sellers. At or prior to the Closing, the Sellers will deliver the following to the Buyer (all the following, collectively, the "Sellers' Closing Documents"):

         (i) all consents, waivers, and approvals obtained by the Sellers with respect to the Sellers' Common Shares and the Sellers' Preferred Shares (collectively the "Sellers' Securities") or the consummation of the Contemplated Transactions, to the extent required hereunder;

         (ii) all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer the Sellers' Securities, in accordance with this Agreement, including but not limited to the certificates representing the Sellers' Securities duly in endorsed to the Buyer;

         (iii) such other agreements, documents, instruments, and writings as are reasonably required to be delivered by the Sellers at or prior to the Closing Date in accordance with this Agreement.

         (d) Deliveries by the Buyer. At or prior to the Closing, the Buyer will deliver the following to the Sellers (all the following, collectively, the "Buyer's Closing Documents"):

         (i) the Purchase Price by delivery of the certificates representing the Purchased Securities duly in endorsed to the Sellers as set forth on Schedule 2(a);

         (ii) such other agreements, documents, instruments and writings as are reasonably required to be delivered by the Buyer in accordance with this Agreement

         5.    Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. The Sellers, jointly and severally, represent and warrant to the Buyer the following:

         (i) Organization of certain of the Sellers. Vista is a limited liability company and Ocular and Paxton are each a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective organizations. Vista, Ocular and Paxton are each duly authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is required for the operation of its business.

         (ii) Authorization of Transaction. Each Seller has full power and authority (including with respect to Ocular and Paxton, full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the managing member(s) of Vista and the boards of directors of Ocular and Paxton have duly authorized the execution, delivery, and performance of this Agreement by Vista, Ocular and Paxton, as the case maybe. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which any of the Sellers is subject or, in the case of the corporate Sellers, any provision of the charter or bylaws of such Sellers or, in the case of Vista, any provisions of its organizing or operating documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which it or he is bound or to which any of its or his assets is subject. None of the Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for such Seller to perform its or his, as the case may be, obligations under this Agreement in respect of the Contemplated Transactions.

         (iv) Brokers' Fees. None of the Sellers has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which the Buyer could become liable or obligated.

         (v) Sellers' Securities. Each of the Sellers has valid and marketable title to the number of Sellers' Securities set opposite such Seller's name on
Schedule 2(a), free and clear of any security interests, pledges, claims, liens, encumbrances or other rights or interests of any other person, and has the absolute and unrestricted right, power, authority and capacity to sell such Sellers' Securities to the Buyer. Upon delivery of each Seller's Sellers'
Sellers' Securities to the Buyer, against payment therefor, such Seller will transfer to the Buyer valid and marketable title thereto, free and clear of any security interests, pledges, claims, liens, encumbrances or other rights or interests of any other person.

         (vi) Restrictions on Transfer of Purchased Securities. Each Seller (i) acknowledges that the Purchased Securities acquired by such Seller and the Buyer's Common Stock issuable upon conversion of Buyer's Preferred Shares acquired by such Seller have not and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act and (ii) covenants that none of such securities will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the Commission and applicable state securities laws and regulations. All certificates evidencing the Purchased Securities issued pursuant to this Agreement or upon conversion of the Buyer's Preferred Shares will bear a legend in substantially the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT, AND SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY'S COUNSEL IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         (vii) Information. The Sellers have received such information concerning the Buyer and the Purchased Securities and have had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Purchased Securities.

         (viii) No Other Representations. Except as expressly set forth in this ss.5(a) and ss.6, the Sellers make no representation or warranty, express or implied, at law or in equity and such other representations or warranties are hereby expressly disclaimed. The Buyer hereby acknowledges and agrees that except to the extent specifically set forth in Section 5(a), the Buyer is purchasing the rights from Seller on an as-is where is basis.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers the following:

         (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required for the operation of its business.

         (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors and to general equity principles.

         (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Buyer is subject or any provision of its charter, operating agreement, or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the Contemplated Transactions.

         (iv)Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which the Sellers could become liable or obligated.

         (v) Investment and Information. The Buyer (A) is not acquiring the Sellers' Securities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and (B) has received certain information concerning Instant Vision and the Purchased Securities and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Purchased Securities.

         6. Representations and Warranties Concerning Instant Vision. Instant Vision and the Sellers jointly and severally represent and warrant to the Buyer the following:

         (a) Organization, Qualification, and Corporate Power. Instant Vision is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Instant Vision is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

         (b) Capitalization. The entire authorized capital stock of Instant Vision consists of 35,000,000 shares, of which 14,149,058 shares are issued and outstanding and no Instant Vision Shares are held in treasury. All of the issued and outstanding Sellers' Securities have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Sellers as set forth on Schedule 2(a). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Instant Vision to issue, sell, or otherwise cause to become outstanding any of its capital stock, except as set forth in the Most Recent Financial Statements. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Instant Vision.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which Instant Vision is subject or any provision of its charter or bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Instant Vision is a party or by which it is bound or to which any of its assets is subject. Instant Vision does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the Contemplated Transactions.

         (d) Brokers' Fees. Instant Vision has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions.

         (e) Title to Tangible Assets. Instant Vision has good title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of its business.

         (f) Subsidiaries. Instant Vision has no operating subsidiaries other than those noted on the Most Recent Financial Statement, which subsidiaries have no assets and no liabilities.

         (g) Financial Statements. Instant Vision has previously delivered to the Buyer as Schedule 6(g) (collectively, the "Financial Statements") audited balance sheets and statements of income, and changes in stockholders' equity as of and for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 (the "Most Recent Financial Statements") for Instant Vision. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Instant Vision as of such date and the results of operations of Instant Vision for such period. There has been no material adverse change in the business, operations or financial condition of Instant Vision since the date of the Most Recent Financial Statements.

         (h) Contracts. Instant Vision has previously delivered to the Buyer a correct and complete copy of each Contract (as amended to date) a list of which is set forth on the Schedule of Contracts previously delivered by Instant Vision to the Buyer as Schedule 6(h).

         (i) Legal Compliance. Instant Vision has complied and is currently in compliance, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Governmental Entities.

         (j)   Tax Matters.

         (i)Filing and Payment of Taxes. Instant Vision has filed all federal and state Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing.

         (ii) Income Tax Returns. Instant Vision has previously delivered to the Buyer Schedule 6(j), which lists all federal and state Income Tax Returns filed with respect to Instant Vision for taxable periods ended on or after January 1, 1996, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. Instant Vision has delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by it since January 1, 1996.

         (iii) No Waiver of Statute of Limitations . Instant Visas not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

         (iv) Definition of Instant Vision as Person. Instant Vision is not a Person other than a United States person within the meaning of the Code.

         (k)   Real Property.

         (i)    No Real Property.  Instant Vision owns no real property.

         (ii)  Leases.  Instant  Vision has  previously  delivered  to the Buyer
Schedule 6(k), which lists all real property leased or subleased by Instant Vision. Instant Vision has delivered to the Buyer a correct and complete copy of each of the listed leases or subleases (as amended to date) (collectively the "Leases"). Each Lease is legal, valid, binding, enforceable, and in full force and effect and, except as disclosed on Schedule 6(k), there is not under any Leases any claim of default by any party to the Lease, and there is no such claimed default in respect of which the other party to the Lease has not taken or is not taking adequate steps to cure by the Closing Date. Except as disclosed on Schedule 6(k), neither Instant Vision nor the Sellers have knowledge of any facts, which, with notice or lapse of time, could give rise to a breach or default under the Leases or the Subleases nor have they knowledge of any threatened breaches of the Leases s.

         (l) Litigation. Schedule 6(l) sets forth each instance in which Instant Vision (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

          (m)  Employee Benefits.

         (i) List of Employee Benefit Plans. Schedule 6(m) lists each Employee Benefit Plan that (A) Instant Vision maintains or to which Instant Vision contributes and (B) in which Employees participate as of the date of this Agreement.

         (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

         (2) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan, which is an Employee Pension Benefit Plan. All premiums or other payments, which are due have been paid with respect to each such Employee Benefit Plan, which is an Employee Welfare Benefit Plan.

         (3) Each such Employee Benefit Plan, which is intended to meet the requirements of a "qualified plan" under Code ss.401 (a), has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code ss.401(a).

         (4) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

         (5) Instant Vision will deliver to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

         (ii) No Actions against Employee Benefit Plans. With respect to each Employee Benefit Plan, which covers Employees and that, Instant Vision or any ERISA Affiliate maintains or has maintained during the prior six years or to which any of them contributes, or has been required to contribute during the prior six years:

         (A) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

         (B) Instant Vision has not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         (n) Environmental, Health, and Safety Matters. Instant Vision is in compliance with Environmental, Health, and Safety Requirements applicable to it and has received no notice of any violations thereof.

         (o)      Employees.

         (i) No Collective Bargaining Agreements, etc. Instant Vision is not a party to or bound by any collective bargaining agreement, nor has Instant Vision experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Instant Vision has not committed any unfair labor practice. Neither Instant Vision nor Sellers have any knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to Employees as of the date of this Agreement.

         (ii) Employee Information. Instant Vision has previously delivered to the Buyer Schedule 6(o)(ii), which lists all Employees as of the date of this Agreement, sets forth their wages, and describes any written or oral employment arrangements between Instant Vision and any Employee. The Employees are all the current employees of Instant Vision as of the date of this Agreement. No Employee has a written employment agreement with Instant Vision, which is not terminable on notice by Instant Vision without cost or other liability to Instant Vision.

         (p) Maintenance. Instant Vision owns or leases all equipment and other tangible assets necessary for the conduct of its business. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it currently is used.

         (q) Trademarks. Set forth on the Schedule of Trademarks previously delivered by Instant Vision to the Buyer as Schedule 6(q) is a list of all trademarks owned by Instant Vision. (i) Each trademark owned by Instant Vision is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (ii) except as disclosed on Schedule 6(q), (A) no action, suit, complaint, demand, or claim is pending or, to the knowledge of Instant Vision and the Sellers, threatened, which challenges the legality, validity, use, or ownership by Instant Vision of any of its trademarks, (B) the use by Instant Vision of each of its trademarks does not infringe upon any intellectual property rights of any third parties, and (C) Instant Vision possesses all right, title, and interest in and to each of its trademarks.

         (r) Insurance.  Instant  Vision has  previously  delivered to the Buyer
Schedule 6(r), which sets forth the insurance coverage in effect as of the date of this Agreement for Instant Vision. Each insurance policy described on
Schedule 6(r) is valid, binding, and in full force and effect, and no party to the policy has repudiated any provision thereof.

         (s) Disclaimer of other Representations and Warranties. Except as expressly set forth in this ss.6, Instant Vision makes no representation or warranty, express or implied, at law or in equity, in respect of Instant Vision or any of its assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

         7. Pre-Closing Covenants. The following covenants apply with respect to the period prior to the Closing.

         (a) General. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary within its reasonable control to consummate and make effective the Contemplated Transactions (including satisfaction, but not waiver, of the closing conditions set forth in ss.8 below).

         (b) Notices and Consents. Instant Vision will give any notices to third parties, and Instant Vision will use its reasonable efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.6(c) above. The Buyer will assist the Sellers and provide any information reasonably requested by the Sellers or any third party in connection with such third party consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of Governmental Entities (within its reasonable control) in connection with the matters referred to in ss.6(c).

         (c) Operation of Business. Subject to the terms and conditions of this Agreement, Instant Vision has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing the Sellers will use all commercially reasonable efforts not to contravene Instant Vision's efforts to preserve intact the business of Instant Vision and the preservation of the goodwill and relationships with customers, suppliers, and others having business dealings with Instant Vision.

         8.    Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in ss.5(a) and ss.6 above shall be true and correct in all material respects at and as of the Closing Date, provided, however, that this condition will be deemed not to have been met only where the breach of such representation(s) and/or warranty (ies), individually or in the aggregate, would have a material adverse effect on either
(A) the financial condition and/or operation of Instant Vision, or (B) the ability of the Parties to consummate the Contemplated Transactions;

         (ii) the Sellers and Instant Vision shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the Contemplated Transactions;

         (iv) the Sellers and Instant Vision shall have delivered to the Buyer a certificate to the effect that each of their representations and warranties in ss.5(a) and ss.6 above are true and correct as of the Closing Date (unless it expressly refers to an earlier date), that the conditions specified above in ss.8(a)(ii) are satisfied in all material respects and to the knowledge of the Sellers, the condition specified in ss.8(a) (iii) are satisfied in all respects;

         (v) all consents and approvals for the consummation of the sale of the Sellers' Securities required under the terms of any note, bond, indenture, contract or other agreement to which the Sellers are parties shall have been obtained, unless the failure to obtain such consents and approvals would not, in the aggregate, reasonably be expected to have a material adverse effect on Instant Vision and/or the vesting of the ownership of the Purchased Securities in the Buyer;

         (vi) the Buyer shall have received the Sellers' Closing Documents;

         (vii) Instant Vision shall have settled upon terms acceptable to the Buyer and the Sellers all of its outstanding obligations; and

all actions to be taken by the Sellers and Instant Vision in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, orders, and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this ss.8(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth inss.5(b) above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the Contemplated Transactions;

         (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in ss.8(b)(i) through (iii) is satisfied in all respects;

         (v) the Sellers shall have received the Buyer's Closing Documents;

         (vi) all actions to be taken by the Buyer in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, orders, and other documents required to effect the Contemplated
Transactions will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this ss.8(b) if they executes a writing so stating at or prior to the Closing.

         9. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

         (b) Tax Assistance. The Buyer, Instant Vision and the Sellers shall provide the other Parties with such information as may reasonably be requested by the other Parties in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceeding or determination. The Buyer and the Sellers will each provide the other's with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other Party for any period. Without limiting the generality of the foregoing, each of the Buyer and the Sellers will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to Tax periods or portions thereof ending on or prior to the Closing Date. Any information obtained pursuant to this ss.9(d) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the Parties for three years from the Closing Date, subject to release in compliance with applicable law.

10.      Indemnification.

         (a) Indemnification by the Sellers and Instant Vision. From and after the Closing Date, the Sellers and Instant Vision (the "Seller Indemitors") shall indemnify and defend the Buyer and any officer, director, employee, agent or Affiliate thereof (collectively the "Buyer Indemnitees") against, and hold them harmless from, and will pay to the Buyer Indemnitees the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Buyer Indemnitees may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Buyer Indemnitees) based upon or resulting from:

         (i) the breach or inaccuracy of any representation or warranty made by the Seller Indemnitors herein or pursuant hereto; or

         (ii) the Seller Indemnitors' failure to perform or to comply with any covenant or condition required of the Seller Indemnitors to be performed or complied with hereunder.

         (b) Indemnification by the Buyer. From and after the Closing Date hereof, the Buyer shall indemnify and defend the Sellers and any shareholder, director, officer, member, manager, employee or agent thereof (collectively the "Seller Indemnitees" and together with the Buyer Indemnitees the "Indemnified Parties") against, and hold the Seller Indemnitees harmless from, and will pay to the Seller Indemnitees the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Seller Indemnitees may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Seller Indemnitees) based upon or resulting from:

         (i) the breach or inaccuracy of any representation or warranty made by the Buyer herein or pursuant hereto; or

         (ii) the failure of the Buyer to perform or to comply with any covenant or condition required of the Buyer to be performed or complied with hereunder.

         (c)      Indemnification Procedures.

         (i) Notice Provisions. Promptly after notice to an Indemnified Party of any claim or the commencement of any Proceeding by a third party subject to ss.10(a) or (b) above, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this ss.10, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

         (ii) Obligations of the Indemnifying Party. In case any Proceeding is brought against an Indemnified Party, and provided that proper notice is duly given, the indemnifying party shall assume the defense thereof insofar as such Proceeding involves any loss, liability, claim, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the indemnifying party to the Indemnified Party of its assumption of the defense thereof, the indemnifying party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (but the Indemnified Party shall have the right, but not the obligation, to participate at its own expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). If the indemnifying party shall assume the defense of a Proceeding, the Indemnified Party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the Indemnified Party and otherwise assist the indemnifying party in conducting such defense.

         (iii) Conflicts of Interest. If both the indemnifying party and the Indemnified Party are named as parties in or are subject to a Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by the Indemnified Party in such defense; provided, however, that the indemnifying party shall not be liable for such expense on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such Indemnified Party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances.

         (iv) Restrictions on Settlements, Compromises and Consents to Judgements. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid and foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. The indemnification required shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         11.  Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing Date. All covenants and agreements of the Parties contained in this Agreement shall survive the consummation of the Contemplated Transactions, unless otherwise specifically provided herein. Seller's representations and warranties in ss.5(a)(i) through 5(a)(iv) shall survive for two years after the Closing Date. Seller's representations and warranties in ss.5(a)(v) through 5(a)(vi) shall survive for five years after the Closing Date. Seller's indemnity in ss.10(a) shall survive for the period stated therein.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies of any nature whatsoever upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties provided, however, that (i) the Buyer may (A) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(B) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (ii) any of Vista, Ocular or Paxton may assign its rights and obligations hereunder to any purchaser of substantially all of its assets.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder (collectively, "Notices") shall be in writing. Any Notice shall be deemed duly given two Business Days after it is sent either by recognized overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers
and Instant Vision:  Vista Acquisition, LLC    Copy to: Lorenzo A. DeLuca, Esq.
                     704 W. Southern Avenue             372 Fifth Avenue
                     Orange, CA 92835                   New York, NY 10018

If to the Buyer:    Eye City                   Copy to:  Barry Feiner, Esq.
                    199 Lafayette Drive                  170 Falcon Court
                    Syosset, NY  11791                   Manhasset, NY 11030

         Any Party may send any Notice to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such Notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Notices are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (i)Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers.

         (j)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other jurisdiction, provided that a suitable provision shall be substituted for the invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

         (k) Expenses. Each of the Buyer and the Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions.

         (l) Construction and Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, or local statute or law shall be deemed also to refer to all amendments thereto, as well as to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Unless the context otherwise requires, (i) all references to Sections are to Sections in this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter. The words "this Agreement" mean this Stock Purchase Agreement (together with all Exhibits and Schedules) as it may from time to time hereafter be amended or otherwise modified in accordance herewith; and "hereto," "herein,", "hereof," and similar terms refer to this Stock Purchase Agreement in its entirety unless a specific provision is stipulated.
                                     *****

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                EyeCity.com. Inc.


                                By:
                                         -----------------------------------
                                         Mark H. Levin
                                Title:   President

                                VISTA ACQUISITION LLC


                                By:      __________________________

                                Title:   __________________________

                                OCULAR INSIGHT. INC.


                                By: __________________________

                                Title: __________________________

                                PAXTON VENTURES CORP


                                By: __________________________

                                Title: __________________________



                                Mark H. Levin

                                INSTANT VISION, INC.

                                By: __________________________
                                Title: __________________________

                                                           SCHEDULE 2(a)
                                                                to
                                                     STOCK PURCHASE AGREEMENT
                                                    Dated as of January 1. 2002

                                                        SCHEDULE OF SELLERS

                      No. of Instant Vision   No. of Instant Vision  No. of  EyeCity   No. of  EyeCity
Name of Seller          Common Shares         Preferred Shares       Common Shares     Preferred  Shares
--------------          -------------         ----------------      -------------     ------------------
Vista Acquisition LLC      9,975,680             -0-                 9,975,680             -0-
Mark Levin                       -0-          45,375                       -0-          90,744
Ocular Insight Corp.             -0-          204,193                      -0-         408,386
Paxton Ventures Corp.            -0-          204,193                      -0-         408,386



                                  SCHEDULE 6(l)
                                       to
                            STOCK PURCHASE AGREEMENT
                           Dated as of January 1. 2002

                             SCHEDULE OF LITIGATION

John Edwards v. Instant Vision, Inc., pending in the Circuit Court for Pinellas County, Florida.

                                  SCHEDULE 6(m)
                                       to
                            STOCK PURCHASE AGREEMENT
                           Dated as of January 1. 2002

                              SCHEDULE OF EMPLOYEE
                                  BENEFIT PLANS

None.